                                                                    EXHIBIT 10.8

                              EMPLOYMENT CONTRACT
                              -------------------


          THIS EMPLOYMENT CONTRACT (the "Contract"), dated as of June 1, 1994, is made between COMMUNITY PSYCHIATRIC CENTERS, a Nevada Corporation ("CPC") and RONALD L. OOLEY, an individual ("Employee").

                                R E C I T A L S
                                ---------------

     A.   CPC employs Employee pursuant to an oral agreement.

     B. CPC desires to revise the terms of and continue Employee's employment, and Employee desires to continue in CPC's employment.

     NOW THEREFORE, Employee and CPC agree as follows:

     1.   Definitions.  As used in this Contract, the following terms have the
          -----------
following meanings:

          1.1  Beneficiary.  "Beneficiary" means any Person or Persons
               -----------
designated from time to time by Employee pursuant to paragraph 6.5.1.

          1.2  Board.  "Board" means the Board of Directors of CPC.
               -----

          1.3  Change of Control.  "Change of Control" means a change of control
               -----------------
that would be required to be reported pursuant to Item 6(e) of Schedule 14A of Rule 14 under the Exchange Act; and, without limitation of the foregoing clause, such a change of control shall be deemed to have occurred if (i) any Person is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of CPC representing 20% or more of the combined voting power of CPC's then outstanding securities, or (ii) during any twenty-four-month period during the Employment Term, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least four-fifths of the directors then in office who were directors at the beginning of such twenty-four-month period. However, a Change of Control does not include a distribution to CPC's shareholders of stock of any subsidiary or a purchase of securities or assets of CPC by a group controlled by directors or executive officers of CPC.

          1.4  Code.  "Code" means the Internal Revenue Code of 1986 as amended.
               ----

          1.5  Commission.  "Commission" means the Securities and Exchange
               ----------
Commission.

          1.6  Compete.  "Compete" means either directly or indirectly to own,
               -------
initiate, manage, operate, join, control, advise, consult with or participate in the ownership, operation, management or control (other than as a shareholder owning less than five percent (5%) of the capital stock of any entity, the shares of which are traded on a national exchange) of any business similar to the Existing Businesses or the Proposed Businesses within the United States, the United Kingdom or any foreign country in which Existing or Proposed Businesses are located, or to lease or sell real or personal property to any such business.

          1.7  Confidential Information.  "Confidential Information" means
               ------------------------

               1.7.1  Locations.  Data regarding location of proposed and
                      ---------
existing hospitals, facilities and buildings;

               1.7.2  Markets.  Market surveys, studies and analyses;
                      -------

               1.7.3  Personnel.  Information concerning the identity, location
                      ---------
and qualifications of professionals and employees, existing and prospective;

               1.7.4  Referrals.  Information concerning referral sources;
                      ---------

               1.7.5  Reimbursement.  Information concerning reimbursement
                      -------------
sources, insurers and other third-party payors and related procedures;

               1.7.6  Legal and Regulatory.  Tabulated and organized information
                      --------------------
concerning legislative, administrative, regulatory and zoning requirements, bodies, procedures and officials;

               1.7.7  Medical and Personnel Records.  Medical and personnel
                      -----------------------------
records;

               1.7.8  Data.  Statistical, financial, cost and accounting data;
                      ----

               1.7.9  Patient and Customer Lists.  Existing and prospective
                      --------------------------
patient and customer lists; and

               1.7.10  Manuals.  Administrative, operations and procedure
                       -------
manuals and directives.

          1.7.11  Ideas.  Business ideas pertaining to any Existing or Proposed
                  -----
Businesses. Business ideas include, but are not limited to, ideas, concepts or proposals that are conceived, developed or implemented by or communicated to Employee.

          1.8  Employment Term.  "Employment Term" means the period commencing
               ---------------
June 1, 1994 and continuing for a period of three (3) years ending May 31, 1997 unless earlier terminated pursuant to paragraph 5.

          1.9  Exchange Act.  "Exchange Act" means the Securities Exchange Act
               ------------
of 1934, as amended.

          1.10 Existing Businesses.  "Existing Businesses" means the following
               -------------------
businesses in which CPC is currently engaged in the United States and the United
Kingdom:

               1.10.1  Dialysis.  Ownership, operation and management of
                       --------
facilities and businesses which provide hemodialysis services and treatments to patients with chronic or acute kidney diseases or conditions;

               1.10.2  Psychiatric Hospitals.  Ownership and operation of acute
                       ---------------------
psychiatric hospitals, medical office buildings and pharmacies and related facilities;

               1.10.3  Substance Abuse.  Ownership and operation of facilities
                       ---------------
which provide chemical, drug and alcohol dependency treatment and services;

               1.10.4  Transitional Care.  Ownership and operation of
                       -----------------
transitional care facilities which provide medically complex treatment to patients with long-term acute and subacute illnesses;

               1.10.5  Patient Care.  Provision of inpatient, outpatient,
                       ------------
residential, partial hospitalization and home psychiatric mental health and substance abuse services and treatment.

          1.11  Fiscal Year.  "Fiscal Year" means CPC's annual accounting period
                -----------
for financial accounting and reporting purposes, which on the date hereof is the period from each December 1 to and including the next following November 30.

          1.12  Permanent Disability.  "Permanent Disability" means any mental
                --------------------
or physical illness, disease or condition which in the opinion of an independent, duly licensed physician will or does result in Employee's inability to perform his duties during normal working hours for six months.

          1.13  Person.  "Person" means any individual, corporation,
                ------
partnership, business trust, joint venture, association, joint stock company, trust, unincorporated organization or government or agency or political subdivision thereof.

          1.14  Prior Contracts.  "Prior Contracts" means the following
                ---------------
employment contracts between Employee and CPC:  None.

          1.15  Proposed Businesses.  "Proposed Businesses" means businesses
                -------------------
other than and whether or not related to Existing Businesses in which CPC may from time to time be or plan to be engaged.

          1.16  Salary.  "Salary" means Two Hundred Thousand Dollars ($200,000)
                ------
per Fiscal Year, as adjusted from time to time pursuant to paragraph 3.1.1; and does not include any bonuses or other employment benefits or remuneration paid or payable by CPC to Employee.

     2.   Employment and Duties.  During the Employment Term, CPC shall employ
          ---------------------
Employee and Employee shall serve CPC as its Executive Vice President, Administration, or in such other capacity as may be designated from time to time by CPC's Chief Executive Officer or Board. During the Employment Term, Employee shall devote his full productive time, energies and abilities to the business of CPC under the authority of the Chief Executive Officer and the Board.

     3.   Compensation and Benefits.
          -------------------------

          3.1  Salary.  During the Employment Term, CPC shall pay the Salary to
               ------
Employee in equal monthly or more frequent installments in accordance with CPC's general practice and subject to legally required withholdings.

               3.1.1  Salary Review.  The Salary for any Fiscal Year commencing
                      -------------
after December 1, 1993 shall be subject to annual review by the Board, but in no event shall the Salary be reduced below the greater of the amount specified in paragraph 1.16 or the Salary most recently determined by the Board pursuant to this paragraph 3.1.1. Employee understands that the requirement of annual review by the Board shall not be construed in any manner as an express or implied agreement by CPC to raise the Salary.

          3.2  Expense Reimbursement.  During the Employment Term, CPC shall
               ---------------------
promptly reimburse Employee, upon submission to CPC by Employee of adequate documentation, for all reasonable out-of-pocket expenses respecting entertainment, travel, meals, hotel accommodations and other like-kind expenses, in each case incurred by Employee in the interest of CPC's business and consistent with CPC's policies.

          3.3  Group Insurance.  During the Employment Term, CPC shall provide
               ---------------
group life insurance, group travel and accident insurance and group medical, dental and hospital insurance to Employee in the amount and on the terms such insurance is made available to other senior executives of CPC with the same status or in the same category.

          3.4  Profit Sharing Plan.  During the Employment Term, Employee shall
               -------------------
be a participant in CPC's Profit Sharing Plan if he otherwise meets the participation requirements.

          3.5  Other Benefits.  During the Employment Term by mutual agreement
               --------------
with CPC, Employee may participate in employment benefits made available to other senior executives of CPC with the same status or in the same category; provided, however, that this Contract itself shall neither prevent nor compel such participation.

     4.   Protection of Business Information; Noncompetition; Nonsolicitation.
          -------------------------------------------------------------------

          4.1  Nondisclosure.
               -------------

               4.1.1  Confidential Information.  In the operation and expansion
                      ------------------------
of the Existing Businesses and in the planning and development of the Proposed Businesses, CPC has generated and will generate Confidential Information which is and will be proprietary and confidential and the disclosure of which would be extremely detrimental to CPC and of great assistance to its competitors.

               4.1.2  Information Held as a Fiduciary.  All of the Confidential
                      -------------------------------
Information which is acquired by, communicated to or in any way comes into the possession or control of Employee shall be held by Employee in a fiduciary capacity for the exclusive benefit of CPC.

               4.1.3  Nondisclosure Covenant.  Employee shall not disclose any
                      ----------------------
Confidential Information to any person, without the consent of CPC.

               4.1.4  Exemptions.  The restrictions set forth in this paragraph
                      ----------
4.1 shall not apply to any part of the Confidential Information which: (i) is or becomes generally available to the public or publicly known other than as a result of disclosure in breach of any obligation of confidentiality; (ii) becomes available to Employee on a nonconfidential basis from a source other than CPC or its agents or affiliates; (iii) is disclosed pursuant to the requirement of a governmental agency or court of competent jurisdiction or as otherwise required under applicable law; or (iv) was otherwise known or available to Employee without any obligation of confidentiality.

               4.1.5  Following Employment.  Upon termination of this Agreement,
                      --------------------
Employee shall promptly relinquish and return to CPC all Confidential Information and all files, correspondence, memoranda, diaries and other records, minutes, notes, manuals, papers and other documents and data, however prepared or memorialized, and all copies thereof, belonging to or relating to the business of CPC, that are in Employee's custody or control whether or not they contain Confidential Information.

          4.2  Noncompetition Covenant.  During the Employment Term and for a
               -----------------------
period of one and one-half (1.5) years thereafter, Employee shall not compete or plan or prepare to compete with CPC.

          4.3  Nonsolicitation Covenant.  Employee shall not solicit other
               ------------------------
employees, independent contractors, customers, referral sources or reimbursement sources of CPC for use or employment other than in the Existing or Proposed Businesses.

          4.4  Scope and Duration; Severability.  CPC and Employee understand
               --------------------------------
and agree that the scope and duration of the covenants contained in this paragraph 4 are reasonable both in time and area and are fairly necessary to protect the business of CPC. Nevertheless, it is further agreed that such covenants shall be regarded as divisible and shall be operative as to time and area to the extent that they may be made so operative and, if any part of them is declared invalid or unenforceable, the validity and enforceability of the remainder shall not be affected.

          4.5  Injunction.  Employee understands and agrees that, due to the
               ----------
highly competitive nature of the health care industry, the breach of any of the covenants set out in paragraphs 4.1.3, 4.2 and 4.3 will cause irreparable injury to CPC for which it will have no adequate monetary or other remedy at law. Therefore, CPC shall be entitled, in addition to such other remedies as it may have hereunder, to a temporary restraining order and to preliminary and permanent injunctive relief for any breach or threatened breach of the covenants without proof of actual damages that have been or may be caused hereby. In addition, CPC shall have available all remedies provided under state and federal statutes, rules and regulations as well as any and all other remedies as may otherwise be contractually or equitably available.

          4.6  Assignment.  Except as provided in paragraphs 5.2.4 and 5.2.5,
               ----------
Employee agrees that the covenants contained in paragraph 4 shall inure to the benefit of any successor or assign of CPC with the same force and effect as if such covenants had been made by Employee with such successor or assign.

     5.   Termination.  This Contract shall be terminated before the end of the
          -----------
Employment Term for the reasons set out in paragraph 5.1, in each case with the consequences set out in paragraph 5.2.

          5.1  Grounds for Termination.
               -----------------------

               5.1.1  By CPC.  This Contract may be terminated by CPC at any
                      ------
time on 30 days written notice to Employee, for any of the following reasons:

          (a) Breach.  Breach of any material provision of this Contract by
              ------
Employee or his breach or gross neglect of or failure to perform his duties as employee of CPC;

                      (b)  Cause.  For cause;
                           -----

                      (c) Permanent Disability.  Employee's Permanent
                          --------------------
Disability.

               5.1.2  Termination by Employee.  This Contract may be terminated
                      -----------------------
by Employee at any time upon thirty (30) days' written notice for any of the following reasons:

          (a) Breach.  Breach of any material provision of this Contract by CPC
              ------
which is not remedied within thirty days after written notice specifying such breach in reasonable detail;

          (b) Change of Control.  A Change of Control; provided, however, that
              -----------------
termination pursuant to this 5.1.2(b) shall be effective if and only if Employee gives CPC written notice of such termination within one year after such Change of Control;

                      (c) Permanent Disability.  Employee's Permanent
                          --------------------
Disability.

               5.1.3  Termination upon Death.  This Contract shall terminate
                      ----------------------
immediately upon the death of Employee.

          5.2  Effect of Termination.  If this Contract is terminated pursuant
               ---------------------
to paragraph 5.1, the parties shall have the following rights and obligations:

               5.2.1  By CPC for Breach or Cause.  If this Contract is
                      --------------------------
terminated by CPC pursuant to paragraphs 5.1.1(a) or (b), Employee shall not have the right or obligation to perform the services described in paragraph 2.1, nor shall Employee have the right to receive the Salary or any other compensation or benefits described in paragraph 3 after the date of termination; but Employee shall be obligated to CPC as provided in paragraph 4, and CPC shall have all remedies available at law or in equity.

               5.2.2  By CPC or Employee upon Permanent Disability.  If this
                      --------------------------------------------
Contract is terminated by CPC or Employee pursuant to paragraph 5.1.1(c), or 5.1.2(c), (i) Employee shall thereafter have the obligations described in paragraph 4, and (ii) CPC shall (A) pay to Employee or his Beneficiary, within sixty (60) days after such termination, the Salary for the ninety (90) days immediately following the date of termination, (B) continue to have the obligations described in paragraphs 3.3 and 3.5, but only to the extent those benefits are available under the plans then in effect, and (D) sell to Employee, at his option, at its net book value, any automobile then being provided to him which is owned by CPC.

               5.2.3  Death.  If Employee dies, CPC shall (i) within sixty (60)
                      -----
days pay the Salary to the date of his death if he dies during the Employment Term and (ii) pay or continue for the benefit of the Beneficiary such other benefits as may be due pursuant to paragraphs 3.3 and 3.5.

               5.2.4  By Employee for Breach.  If this Contract is terminated by
                      ----------------------
Employee pursuant to paragraph 5.1.2(a), he shall not have any further obligation to CPC under paragraphs 2 and 4, and CPC shall (i) pay to him, within sixty (60) days after such termination, the aggregate Salary for the twenty-four
(24) months immediately following the date of termination, and (ii) continue to have the obligations described in paragraphs 3.3 and 3.5, but only to the extent those benefits are available under those plans as then in effect. Employee shall have all remedies available at law or in equity and shall have no duty to mitigate his damages.

               5.2.5  By Employee upon Change of Control.  If there is a Change
                      ----------------------------------
of Control and

                      (a) Termination.  This Contract is terminated by Employee
                          -----------
pursuant to paragraph 5.1.2(b),

          (i)  Payments.  CPC shall, within 30 days after the effective date of
               --------
such termination, pay to him (A) the aggregate Salary for the twenty-four (24) months immediately following the date of termination, plus (B) all other compensation and benefits remaining to be paid to him under this Contract.

          (ii) Automobile.  Employee shall have the option to purchase at net
               ----------
book value any automobile then provided to him which is owned by CPC; and

          (iii) Release of Employee Obligations. Employee shall not be obligated
                -------------------------------
to perform any duties under paragraph 2.1, any obligations under paragraph 4 or any other duty, obligation or covenant under this Contract or as an employee of CPC.

          (b) No Termination; Vesting of Options, etc.  Whether or not Employee
              ---------------------------------------
terminates this Contract pursuant to paragraph 5.1.2(b), all stock options and related stock appreciation rights, restricted stock, contingent bonuses or payments and similar deferred benefits held by Employee shall vest and become exercisable immediately upon a Change of Control, and any restrictions on shares of stock of CPC or on stock units that were awarded to Employee under any plan or arrangement maintained by CPC for his benefit shall lapse upon the occurrence of such an event.

          5.3  Withholding.  Anything in this Contract to the contrary
               -----------
notwithstanding,

               5.3.1  Withholding.  All payments required to be made to Employee
                      -----------
or the Beneficiary under this Contract shall be subject to the withholding of such amounts, if any, for income and other payroll taxes and deductions as CPC may reasonably determine should be withheld pursuant to any applicable law or regulation.

          5.4  Exercise of Options.  Notwithstanding anything in Employee's
               -------------------
stock option agreements with CPC, Employee may exercise all of his or her vested stock options within seven (7) days after termination for any reason of his or her employment hereunder.

     6.   Miscellaneous.
          -------------

          6.1  Prior Contracts Null and Void; Mutual Release.  CPC and Employee
               ---------------------------------------------
agree that upon execution and delivery of this Contract by each of them, the Prior Contracts, if any, shall terminate and be deemed null and void, and shall have no further force or effect. CPC and Employee each releases and forever discharges the other and each of their respective officers, directors, employees, agents, representatives, successors and assigns from all claims, demands, suits, obligations, liabilities, damages, debts, losses and injuries of whatever nature heretofore or hereafter arising, except for sums due and unpaid on May 31, 1994 (collectively, "Claims"), which either may have against the other arising out of the Prior Contracts. The release provided for in the preceding sentence extends to all unknown, unforeseen, unanticipated and unsuspected Claims, and the provisions of all laws providing in substance that releases do not extend to Claims unknown or unsuspected to exist at the time a release is executed are hereby expressly waived by both parties and, without limitation, both parties expressly waive all rights and benefits either of them may now or in the future may have under the provisions of Section 1542 of the Civil Code of the State of California which provides as follows:

               "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

          6.2  Assignment by CPC.  Subject to paragraphs 5.2.4 and 5.2.5, this
               -----------------
Contract shall be binding upon and shall inure to the benefit of any successors or assigns of CPC. As used in this Contract, the term "successor" includes any Person or combination of Persons acting in concert which at any time in any form or manner acquires all or substantially all of the assets or business or more than twenty percent (20%) of the voting stock of CPC or any succession which results from a Change of Control.

          6.3  Nonassignability by Employee.  Neither Employee nor any
               ----------------------------
Beneficiary shall assign, transfer, pledge or hypothecate any rights, interests or benefits created hereunder or hereby. Any attempt to do so contrary to the provisions of this Contract, and any levy of any attachment, execution or similar process created thereby, shall be null and void and without effect.

          6.4  Spendthrift Provision.  Prior to actual receipt by Employee or
               ---------------------
the Beneficiary, as the case may be, no right or benefit under this Contract and, without limitation, no interest in any payment hereunder shall be:

               6.4.1  Anticipation.  Anticipated, assigned or encumbered or
                      ------------
subject to any creditor's claim or subject to execution, attachment or similar legal process, or

               6.4.2  Liability for Debts; Claims.  Applied on behalf of or
                      ---------------------------
subject to the debts, contracts, liabilities or torts of the Person entitled or who might become entitled to such benefits, or subject to the claims of any creditor of any such Person.

          6.5  Beneficiary; Recipients of Payments; Designation of Beneficiary.
               ---------------------------------------------------------------
The Salary, the proceeds of the life insurance policy described in paragraph 3.4 and other compensation and benefits payable by CPC pursuant to this Contract shall be made only to Employee during his lifetime or, in the event of his death, to the Beneficiary. If Employee has not designated a Beneficiary, the payments shall be made to his estate. CPC shall have no obligation to make payments to any person not designated pursuant to paragraph 6.5.1 and shall be discharged, defended and held harmless from any liability for payments actually made to any Beneficiaries or to Employee's estate if no Beneficiaries have been designated.

               6.5.1  Designation of Beneficiary.  Employee may designate and
                      --------------------------
from time to time change the Beneficiary only by giving a written, signed designation to CPC's Corporate Secretary pursuant to paragraph 6.7.

               6.5.2  Elections.  Whenever this Contract provides for any option
                      ---------
or election by Employee or the Beneficiary, the option shall be exercised or the election made solely by the person or persons receiving payments pursuant to this Contract at that time, and shall be made in that Person's sole discretion and without regard to the effect of the decision on subsequent recipients of payments. Such decision by such Person shall be final and binding on all subsequent recipients of payments.

          6.6  Arbitration.  If any controversy, question or dispute arises out
               -----------
of or relating to the construction, application or enforcement of this Contract, it shall be settled by arbitration as follows:

               6.6.1  Appointment of Arbitrators.  Within five days after the
                      --------------------------
delivery of written notice of any such dispute from one to the other, CPC and Employee shall each appoint one person to hear and determine the dispute, and, if the two persons so selected are unable to agree on its resolution with ten (10) days after their appointment, they shall select a third impartial arbitrator, and the three arbitrators so selected shall hear and determine the dispute within sixty (60) days thereafter.

               6.6.2  Finality.  The determination of a majority of the
                      --------
arbitrators shall be final and conclusive on Employee and CPC.

               6.6.3  Rules.  The arbitration shall be conducted in accordance
                      -----
with the rules of the American Arbitration Association, and judgment on any award rendered by the arbitrators may be entered in any court having jurisdiction.

               6.6.4  Discovery.  The parties shall be entitled to avail
                      ---------
themselves of all discovery procedures available in civil actions in the State of California, and, without limitation, Employee and CPC hereby incorporate
Section 1283.05 of the California Code of Civil Procedure into this Contract pursuant to Section 1283.1 of that Code.

          6.7  Notices.  Any notice provided for by this Contract and any other
               -------
notice, demand, designation or communication which either party may wish to send to the other (the "Notices") shall be in writing and shall be deemed to have been properly given if served by (i) personal delivery, (ii) registered or certified mail, return receipt requested, in a sealed envelope, postage and other charges prepaid, or (iii) telegram, telecopy, telex, facsimile or other similar form of transmission followed by delivery pursuant to clause (i) or
(ii), in each case addressed to the party for which such notice is intended as follows:

If to CPC:

     Executive Vice President--Administration
     Community Psychiatric Centers
     24502 Pacific Park Drive
     Laguna Hills, California 92656
     FAX:  (714) 831-0774

If to Employee:

     Ronald L. Ooley
     24502 Pacific Park Drive
     Laguna Hills, California 92656
     FAX:  (714) 831-0774

               6.7.1  Change of Address.  Any address or name specified in this
                      -----------------
paragraph 6.6 may be changed by a Notice given by the addressee to the other party in accordance with paragraph 6.6.

               6.7.2  Effective Date of Notice.  All notices shall be given and
                      ------------------------
effective as of the date of personal delivery thereof or the date of receipt set forth on the return receipt. The inability to deliver because of a changed address of which no Notice was given, or rejection or other refusal to accept any Notice shall be deemed to be the receipt of the Notice as of the date of such inability to deliver or rejection or refusal to accept.

          6.8  Governing Law; Jurisdiction.  This Contract shall be construed in
               ---------------------------
accordance with and governed by the laws of the State of California as that State is presently constituted. CPC hereby consents and submits to the jurisdiction of the state and federal courts in California in any suit for the enforcement or construction of or otherwise arising out of this Contract.

          IN WITNESS WHEREOF, this Contract has been executed and delivered by the parties as of the date first set forth above.

                                    EMPLOYEE

                                    /s/ Ronlad L. Ooley
                                    ---------------------------------------
                                    Ronald L. Ooley



                                    COMMUNITY PSYCHIATRIC CENTERS

                                    By: /s/ Richard L. Conte
                                       -----------------------------------
                                        Richard L. Conte
                                       -----------------------------------
                                              [Print Name]